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Exhibit 99.2

Summary Consolidated Historical and Pro Forma Financial Data for GCA and
Summary Consolidated Historical Financial Data for Multimedia Games

              The following tables, as indicated below, present summary consolidated historical financial data for GCA. The summary consolidated statements of operations data for each of the three fiscal years in the period ended December 31, 2013 and the consolidated balance sheet data as of December 31, 2013 have been derived from GCA's audited consolidated financial statements that are included elsewhere in this offering memorandum. The summary consolidated balance sheet data as of September 30, 2014 and the summary consolidated statements of operations data for each of the nine and twelve months ended September 30, 2014 and the nine months ended September 30, 2013 have been derived from GCA's unaudited condensed consolidated financial statements that are included elsewhere in this offering memorandum and each reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of that information for the periods presented.

              The following tables, as indicated below, present summary consolidated historical financial data for Multimedia Games. The summary consolidated statements of operations data for each of the three fiscal years in the period ended September 30, 2014 and the consolidated balance sheet data as of September 30, 2014 have been derived from Multimedia Games' audited consolidated financial statements that are included elsewhere in this offering memorandum.

              The unaudited pro forma statement of operations data for the twelve months ended September 30, 2014 set forth below gives effect to the Merger, this offering and the other financing transactions, and the application of the proceeds therefrom, as if they had occurred on October 1, 2013. It should be noted that GCA and Multimedia Games have different fiscal year ends. Accordingly, the unaudited pro forma statement of operations data for the twelve months ended September 30, 2014 combines GCA's consolidated historical statement of operations data for the twelve months ended September 30, 2014, which were developed from GCA's unaudited consolidated historical statement of operations data for the three months ended December 31, 2013 plus GCA's unaudited consolidated historical statement of operations data for the nine months ended September 30, 2014, with Multimedia Games' audited consolidated historical statement of operations data for the year ended September 30, 2014. The unaudited pro forma balance sheet data set forth below gives effect to the Merger, this offering and the other financing transactions, and the application of the proceeds therefrom, as if they had occurred on September 30, 2014. The pro forma consolidated financial data is unaudited, is presented for informational purposes only and is not necessarily indicative of what our financial position or results of operations would have been had the Merger been completed as of such dates. Further, the pro forma consolidated financial data does not purport to represent what our financial position, results of operations or cash flows might be for any future period.

              The Merger will be accounted for using the acquisition method of accounting with GCA identified as the acquirer. Under the acquisition method of accounting, GCA will record all assets acquired and liabilities assumed at their respective acquisition-date fair values. GCA has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the Multimedia Games assets to be acquired and liabilities to be assumed and the related allocations to such items, including goodwill, of the Merger consideration. Accordingly, assets and liabilities are presented in the pro forma financial information at their respective carrying amounts, which management believes is a reasonable estimate of fair value. The estimated goodwill included in the pro forma adjustments is calculated as the difference between the estimated Merger consideration expected to be transferred and the estimated fair values of the assets acquired and liabilities assumed.

              The final allocation of the Merger consideration may include (i) changes in historical carrying values of property and equipment, (ii) allocations to intangible assets such as patents, trademarks and trade names, in-process research and development, developed technology and customer-related assets, and (iii) other changes to assets and liabilities. As a result, actual results will differ from this unaudited pro forma condensed combined financial information once GCA has determined the final Merger consideration and completed the detailed valuation analysis and calculations necessary to finalize the required purchase price allocations. The final allocations of the Merger consideration, which are expected to be determined subsequent to the closing of the Merger, may differ materially from the estimated allocations and unaudited pro forma condensed combined amounts included herein.

              The following summary historical and pro forma consolidated financial data should be read in conjunction with "Sources and Uses of Funds," "Unaudited Pro Forma Condensed Combined Financial Statements," "Selected Historical Financial Data of GCA," "Selected Historical Financial Data of Multimedia Games," "GCA Management's Discussion and Analysis of Financial Condition and Results of Operations," "Multimedia Games Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, and the accompanying notes thereto, of each of GCA and Multimedia Games included elsewhere in this offering memorandum.

GCA Historical and Pro Forma Consolidated Financial Data (in thousands):

	GCA						Combined Company
				Nine Months Ended
	Year Ended December 31,						Pro Forma Twelve Months Ended September 30, 2014
						Twelve Months Ended September 30, 2014
				September 30, 2014	September 30, 2013
	2013	2012	2011
Statement of Operations Data:
Revenues	$582,444	$584,486	$544,063	$440,998	$441,987	$581,455	$799,583

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	439,794	436,059	419,606	331,181	333,928	437,047	483,980
Operating expenses	76,562	75,806	69,517	62,233	57,710	81,085	133,116
Research and development costs	—	—	—	—	—	—	17,174
Depreciation	7,350	6,843	7,971	5,702	5,421	7,631	43,868
Amortization	9,588	9,796	8,673	8,476	6,974	11,090	18,240

Total costs and expenses	533,294	528,504	505,767	407,592	404,033	536,853	696,378

Operating income	49,150	55,982	38,296	33,406	37,954	44,602	103,205

Other expenses
Interest expense, net of interest income	10,265	15,519	18,638	5,625	8,151	7,739	97,667
Loss on early extinguishment of debt	—	—	943	—	—	—	4,977
Other income, net of other expense	—	—	—	—	—	—	(166)

Total other expenses	10,265	15,519	19,581	5,625	8,151	7,739	102,478

Income from operations before tax	38,885	40,463	18,715	27,781	29,803	36,863	727
Income tax provision	14,487	14,774	9,586	9,892	11,109	13,270	422

Net income	$24,398	$25,689	$9,129	$17,889	$18,694	$23,593	$305

	GCA		Combined Company
	As of September 30, 2014	As of December 31, 2013	Pro Forma as of September 30, 2014
Balance Sheet Data:
Cash and cash equivalents(1)	$106,499	$114,254	$113,441
Settlement receivables	27,372	38,265	27,372
Goodwill	188,491	180,084	1,104,948
Settlement liabilities	116,711	145,022	116,711
Borrowings	95,743	103,000	1,210,000
Total assets	$518,110	$527,327	$1,661,795
Total liabilities	$281,459	$308,723	$1,433,781

	GCA						Combined Company
				Nine Months Ended
	Year Ended December 31,						Pro Forma Twelve Months Ended September 30, 2014
						Twelve Months Ended September 30, 2014
				September 30, 2014	September 30, 2013
	2013	2012	2011
Other Financial Data:
Capital expenditures	$(13,986)	$(13,654)	$(7,420)	$(11,035)	$(9,165)	$(15,856)	$(64,378)
EBITDA(2)(3)	66,088	72,621	54,940	47,584	50,349	63,323	158,791
Adjusted EBITDA(3)	71,166	79,276	61,749	56,070	54,051	73,185	190,497
Pro Forma Adjusted EBITDA(3)							220,497
Selected Credit Statistics:
Total debt to Pro Forma Adjusted EBITDA							5.5x
Net debt(4) to Pro Forma Adjusted EBITDA							5.4x
Pro Forma Adjusted EBITDA to cash interest expense(5)							2.4x

(1)
In October 2014, Multimedia Games completed the previously announced acquisition of PokerTek for total cash consideration of approximately $13.5 million. This cash outlay is not reflected in the pro forma results as of September 30, 2014.

(2)
EBITDA consists of GAAP net income before net interest expense, loss on extinguishment of debt, income tax provision, depreciation and amortization.

(3)
EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are presented to enhance the understanding of our ability to service our debt. Although EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are not necessarily measures of our ability to fund our cash needs, we understand that EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are used by certain investors as measures of financial performance and to compare our performance with the performance of other companies that report EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA. EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are not measurements determined in accordance with GAAP, are unaudited and should not be considered alternatives to, or more meaningful than, net income or income from operations, as indicators of our operating performance, or cash flows from operating activities, as measures of liquidity or any other measure determined in accordance with GAAP. EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA may not be the same as that of similarly named measures used by other companies.

(4)
Net debt is defined as debt less the result of cash and cash equivalents plus settlement receivables less settlement liabilities.

(5)
Cash interest expense represents the interest on the New Credit Facilities and the notes offered hereby.

Multimedia Games Historical Financial Data (in thousands):

	Year Ended September 30,
	2014	2013	2012
Statement of Operations Data:
Revenues:	$218,129	$189,366	$156,176
Operating Costs and Expenses
Cost of gaming operations revenue	15,136	13,803	12,547
Cost of equipment and system sales	31,797	23,143	18,548
Selling, general and administrative expenses	58,720	48,350	46,451
Write-off, reserve, impairment & settlement charges	—	—	1,187
Research and development	17,174	16,842	15,082
Amortization and depreciation	43,388	34,846	38,270

Total operating costs and expenses	166,215	136,984	132,085

Operating income	51,914	52,382	24,091
Other income (expense):
Interest income	412	491	1,553
Interest expense	(930)	(1,139)	(1,392)
Other income	166	33	1,045

Income before income taxes	51,562	51,767	25,297
Income tax (expense) benefit	(19,633)	(16,833)	2,877

Net Income	$31,929	$34,934	$28,174

	As of September 30, 2014	As of September 30, 2013
Balance Sheet Data:
Cash and cash equivalents	$138,086	$102,632
Accounts receivable	25,265	26,566
Total current assets	192,864	156,816
Total assets	315,012	281,525
Total current liabilities	38,145	33,349
Total liabilities	70,654	72,584

	Year Ended September 30,
	2014	2013	2012
Other Financial Data:
Capital expenditures	$48,522	$57,884	$51,322
EBITDA(1)	104,825	95,731	71,106
Adjusted EBITDA(2)	117,312	99,657	74,524

(1)
EBITDA consists of GAAP net income before net interest expense, income tax (provision) benefit, accretion of contract rights, depreciation and amortization.

(2)
Adjusted EBITDA, as calculated by Multimedia Games, consists of EBITDA, as further adjusted by adding back (i) equity compensation expense, and (ii) fees and expenses related to the Merger and the PokerTek acquisition.

              GCA uses non-GAAP measures of performance, including EBITDA and Adjusted EBITDA. GCA's management uses, and chooses to disclose, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify GCA's results from operations and help GCA to identify underlying trends in its results of operations, (ii) GCA uses non-GAAP earnings measures, including EBITDA, as a measure of profitability because such measures help GCA compare its performance on a consistent basis across time periods and (iii) these non-GAAP measures are employed by GCA's management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting. GCA also internally uses Adjusted EBITDA measures for determining (a) compliance with certain financial covenants in its credit agreement and (b) executive and employee compensation. Set forth below are additional reasons why specific items are excluded from GCA's non-GAAP financial measures:

  •
  Depreciation and amortization charges are excluded because they are non-cash expenses, and while tangible and intangible assets support our business, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business.

  •
  Equity compensation expense is not an expense that typically requires or will require cash settlement by GCA.

  •
  We do not believe one-time costs and expenses relating to the Merger and other transactions are directly attributable to the operating performance of our business.

              Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GCA's GAAP results. In the future, GCA expects to continue reporting non-GAAP financial measures excluding items described above and GCA expects to continue to incur expenses similar to the non-GAAP adjustments described above. Accordingly, exclusion of these and other similar items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP financial measures are:

  •
  Amortization of acquired technology and intangibles, though not directly affecting our current cash position, represent the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

  •
  Equity compensation expense is an important component of our incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future.

  •
  Other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure.

              We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP financial measures only supplementally. We also provide reconciliations of each non-GAAP financial measure to our most directly comparable GAAP measure, and we encourage investors to review carefully those reconciliations.

              GCA believes that the presentation of these non-GAAP financial measures is warranted for several reasons. First, such non-GAAP financial measures provide investors and management an additional analytical tool for understanding GCA's financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. Second, since GCA has historically reported non-GAAP results to the investment community, GCA believes the inclusion of non-GAAP numbers provides consistency and enhances investors' ability to compare GCA's performance across financial reporting periods.

              The following table presents a reconciliation of GCA's (i) operating income to EBITDA and Adjusted EBITDA and (ii) Adjusted EBITDA to Pro Forma Adjusted EBITDA (in thousands):

	GCA						Combined Company
				Nine Months Ended
	Year Ended December 31,						Pro Forma Twelve Months Ended September 30, 2014
						Twelve Months Ended September 30, 2014
				September 30, 2014	September 30, 2013
	2013	2012	2011
Reconciliation of operating income to EBITDA and Adjusted EBITDA
Operating income	$49,150	$55,982	$38,296	$33,406	$37,954	$44,602	$103,205
Plus: Other income	—	—	—	—	—	—	166
Plus: Depreciation and amortization	16,938	16,639	16,644	14,178	12,395	18,721	62,109
Minus: Acquisition related expenses incurred	—	—	—	—	—	—	(6,689)

EBITDA	$66,088	$72,621	$54,940	$47,584	$50,349	$63,323	$158,791
Equity compensation expense	5,078	6,655	6,809	7,533	3,702	8,909	14,783
Acquisition related expenses	—	—	—	953	—	953	7,566
Accretion of contract rights	—	—	—	—	—	—	9,357

Adjusted EBITDA	$71,166	$79,276	$61,749	$56,070	$54,051	$73,185	$190,497
Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA
Synergies	—	—	—	—	—	—	30,000

Pro Forma Adjusted EBITDA	$71,166	$79,276	$61,749	$56,070	$54,051	$73,185	$220,497	(1)

              The following table presents a reconciliation of Multimedia Games' GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Year Ended September 30,
	2014	2013	2012
Net income	$31,929	$34,934	$28,174
Plus: Amortization and depreciation	43,388	34,846	38,270
Accretion of contract rights(2)	9,357	8,470	7,700
Interest expense, net	518	648	(161)
Income tax expense (benefit)	19,633	16,833	(2,877)

EBITDA	$104,825	$95,731	$71,106
Acquisition related expenses	6,613	—	—
Equity compensation expense	5,874	3,926	3,418

Adjusted EBITDA	$117,312	$99,657	$74,524

(1)
Pro Forma Adjusted EBITDA gives effect to such anticipated annualized synergies as if we received the full effect of such synergies for the twelve-month period ended September 30, 2014. No assurance can be given that such synergies will be achieved in the time-frames we currently expect, or at all.

The synergies described below and in other sections of this offering memorandum reflect forward-looking statements based on management estimates. There are a variety of factors that impact our operational performance and the assumptions underlying management's estimates that are difficult to predict, such as economic conditions, regulatory changes, changes in the casino and gaming industry and other factors. The anticipated synergies and additional operating profits are based on certain assumptions and our current estimates, but they involve risks, uncertainties, projections and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied. Any of the assumptions relating to our synergies could be inaccurate and, therefore, there can be no assurance that the anticipated synergies will prove to be accurate. Any cost savings that we realize may differ materially from our estimates. In addition, the adjustments below do not give effect to the one-time, non-recurring costs of approximately $9.0 million that we expect to incur to achieve the anticipated cost synergies in connection with the Merger within two years of consummation thereof. Management has provided these additional adjustments so that investors can assess the potential impact of the synergies. For a further discussion of these and other risks associated with our Pro Forma Adjusted EBITDA, see "Information Regarding Forward-Looking Statements" and "Risk factors—Risks relating to the Merger—The combined company may not realize the anticipated benefits of the Merger, including potential cost synergies, due to challenges associated with integrating the two companies or other factors." Pro Forma Adjusted EBITDA is not a measurement of financial performance under GAAP.

The following table reconciles EBITDA and Adjusted EBITDA presented on a pro forma basis to the Pro Forma Adjusted EBITDA reflecting cost savings and synergies.

	GCA (A)	Multimedia Games (B)	Pro Forma (A+B)
EBITDA	$63,323	$95,468	$158,791
Acquisition related expenses	953	6,613	7,566
Accretion of contract rights	—	9,357	9,357
Equity compensation expense	8,909	5,874	14,783

Adjusted EBITDA	$73,185	$117,312	$190,497

Anticipated cost savings from operating expenses from the Merger with Multimedia Games(a)			26,800
Anticipated cost savings from operating expenses from prior GCA cost reductions(a)			3,200

Pro Forma Adjusted EBITDA			$220,497

(a)
Represents anticipated reduction in operating expenses as a result of approximately $16.7 million of headcount-related savings and approximately $13.3 million of savings related to elimination of duplicative costs (for example, professional fees, facilities and public company costs), which we anticipate being fully implemented within two years following the Merger with Multimedia Games, with approximately $24.0 million, or 80%, of these anticipated cost savings, on an annualized basis, to be fully implemented within one year following the Merger with Multimedia Games.
(2)
Gaming revenue generated by player terminals deployed at sites under development or placement fee agreements is reduced by the accretion of contract rights acquired as part of those agreements. Contract rights are amounts allocated to intangible assets for dedicated floor space resulting from such agreements. The related amortization expense, or accretion of contract rights, is netted against its respective revenue category in the consolidated statements of operations and other comprehensive income, which is added back to EBITDA to calculate Adjusted EBITDA for pro forma financial statement presentation. These amounts are calculated as part of EBITDA in Multimedia Games' historical financial statements and therefore any presentation of stand-alone Multimedia Games will include the adjustment in EBITDA.

 UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

              The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of GCA and Multimedia Games as of September 30, 2014, and gives effect to the Merger as if it had occurred on September 30, 2014.

              It should be noted that GCA and Multimedia Games have different fiscal year ends. The unaudited pro forma condensed combined statement of operations data for the twelve-month period ended September 30, 2014 combines historical GCA consolidated statement of operations data for the twelve-month period ended September 30, 2014, which were developed from GCA's unaudited consolidated historical statement of operations data for the three months ended December 31, 2013 plus GCA's unaudited consolidated historical statement of operations data for the nine months ended September 30, 2014, with historical Multimedia Games consolidated statement of operations data for its fiscal year ended September 30, 2014, giving effect to the Merger as if it had occurred on October 1, 2013. The unaudited pro forma condensed combined statement of operations data for the nine-month period ended September 30, 2014 combines historical GCA consolidated statement of operations data for its nine-month period ended September 30, 2014 with historical Multimedia Games consolidated statement of operations data for its nine-month period ended June 30, 2014, giving effect to the Merger as if it had occurred on January 1, 2013. The unaudited pro forma condensed combined statement of operations data for the fiscal year ended December 31, 2013 combines the historical GCA consolidated statement of operations data for its fiscal year ended December 31, 2013 with the historical Multimedia Games consolidated statement of operations data for its fiscal year ended September 30, 2013, giving effect to the Merger as if had occurred on January 1, 2013.

              The total estimated Merger consideration assumed in the pro forma information is approximately $1.2 billion. The estimated Merger consideration assumes no changes in the number of outstanding options to purchase Multimedia Games common stock or restricted stock unit awards through the closing date of the Merger. Under the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 805, "Business Combinations," acquisition-related transaction costs (i.e., advisory, legal, valuation and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred.

              The unaudited pro forma condensed combined financial information provided herein does not purport to represent the results of operations or financial position of GCA that would have actually resulted had the Merger been completed as of the dates indicated, nor should the information be taken as indicative of the future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that GCA may achieve with respect to the combined operations of GCA and Multimedia Games.

              The unaudited pro forma condensed combined financial statements should be read together with the historical consolidated financial statements and accompanying notes contained elsewhere in this offering memorandum.

 GLOBAL CASH ACCESS HOLDINGS, INC.

Unaudited Pro Forma Condensed Combined Balance Sheets

As of September 30, 2014

	Global Cash Access	Multimedia Games	Pro Forma Adjustments	Note References	Pro Forma Combined
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$106,499	$138,086	$(131,144)	2a	$113,441
Settlement receivables	27,372	—	—		27,372
Trade receivables	8,876	25,265	—		34,141
Other receivables, net	4,050	6,775	—		10,825
Inventory	10,905	12,412	—		23,317
Prepaid expenses and other assets	21,310	4,440	—		25,750
Deferred tax asset	3,102	5,886	—		8,988

Total current assets	182,114	192,864	(131,144)		243,834

Non-current assets
Restricted cash and cash equivalents	367	—	—		367
Property, equipment and leasehold improvements, net	19,707	76,862	—		96,569
Goodwill	188,491	—	916,457	1, 2b	1,104,948
Other intangible assets, net	39,314	32,022	—		71,336
Other receivables, net	4,297	8,279	—		12,576
Deferred tax asset	76,726	1,348	5,073	2c	83,147
Other assets, long-term	7,094	3,637	38,287	2d	49,018

Total non-current assets	335,996	122,148	959,817		1,417,961

Total assets	$518,110	$315,012	$828,673		$1,661,795

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Settlement liabilities	$116,711	$—	$—		$116,711
Accounts payable and accrued expenses	66,256	34,445	(6,689)	2a, 2k	94,012
Debt, current portion	954	3,700	5,346	2e	10,000

Total current liabilities	183,921	38,145	(1,343)		220,723

Non-current liabilities
Deferred tax liability	—	9,838	—		9,838
Debt, non-current portion	94,789	22,200	1,083,011	2f	1,200,000
Other accrued expenses and liabilities	2,749	471	—		3,220

Total non-current liabilities	97,538	32,509	1,083,011		1,213,058

Total liabilities	281,459	70,654	1,081,668		1,433,781

Commitments and Contingencies
Stockholders' Equity
Common stock	90	386	(386)	2g	90
Convertible preferred stock	—	—	—		—
Additional paid-in capital	244,247	148,828	(148,828)	2h	244,247
Retained earnings	165,901	176,146	(184,783)	2i	157,264
Accumulated other comprehensive income	2,370	—	—		2,370
Treasury stock	(175,957)	(81,002)	81,002	2j	(175,957)

Total stockholders' equity	236,651	244,358	(252,995)		228,014

Total liabilities and stockholders' equity	$518,110	$315,012	$828,673		$1,661,795

See accompanying notes to unaudited pro forma condensed combined financial statements.

 GLOBAL CASH ACCESS HOLDINGS, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2014

	For the Nine Months Ended September 30, 2014 Global Cash Access	For the Nine Months Ended June 30, 2014 Multimedia Games	Pro Forma Adjustments	Note References	Pro Forma Combined
	(in thousands, except per share amounts)
Revenues	$440,998	$167,606	$—		$608,604

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	331,181	37,871	—		369,052
Operating expenses	62,233	40,042	(953)	2k	101,322
Research and development expenses	—	12,351	—		12,351
Depreciation	5,702	26,971	—		32,673
Amortization	8,476	5,402	—		13,878

Total costs and expenses	407,592	122,637	(953)		529,276

Operating income	33,406	44,969	953		79,328

Other income (expense)
Interest expense, net of interest income	(5,625)	(450)	(66,655)	2l, 2m, 2n	(72,730)
Loss on extinguishment of debt	—	—	(4,561)	2o	(4,561)
Other income, net of other expense	—	24	—		24

Total other income (expense)	(5,625)	(426)	(71,216)		(77,267)

Income from operations before tax	27,781	44,543	(70,263)		2,061
Income tax provision	9,892	16,400	(25,444)	2p	848

Net income	17,889	28,143	(44,819)		1,213
Foreign currency translation	(457)	—	—		(457)

Comprehensive income	$17,432	$28,143	$(44,819)		$756

Earnings per share
Basic	$0.27	$0.95	N/M (1)		$0.02

Diluted	$0.27	$0.91	N/M (1)		$0.02

Weighted average common shares outstanding
Basic	65,853	29,639	(29,639)		65,853

Diluted	67,051	30,971	(30,971)		67,051

(1)
Not meaningful.

See accompanying notes to unaudited pro forma condensed combined financial statements.

 GLOBAL CASH ACCESS HOLDINGS, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2013

	For the Year Ended December 31, 2013 Global Cash Access	For the Year Ended September 30, 2013 Multimedia Games	Pro Forma Adjustments	Note References	Pro Forma Combined
	(in thousands, except per share amounts)
Revenues	$582,444	$189,366	$—		$771,810

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	439,794	36,946	—		476,740
Operating expenses	76,562	48,350	—		124,912
Research and development expenses	—	16,842	—		16,842
Depreciation	7,350	28,805	—		36,155
Amortization	9,588	6,041	—		15,629

Total costs and expenses	533,294	136,984	—		670,278

Operating income	49,150	52,382	—		101,532

Other income (expense)
Interest expense, net of interest income	(10,265)	(648)	(87,558)	2l, 2m, 2n	(98,471)
Loss on extinguishment of debt	—	—	(5,648)	2o	(5,648)
Other income, net of other expense	—	33	—		33

Total other income (expense)	(10,265)	(615)	(93,206)		(104,086)

Income/(loss) from operations before tax	38,885	51,767	(93,206)		(2,554)

Income tax provision/(benefit)	14,487	16,833	(32,516)	2p	(1,196)

Net income/(loss)	24,398	34,934	(60,690)		(1,358)
Foreign currency translation	269	329	—		598

Comprehensive income/(loss)	$24,667	$35,263	$(60,690)		$(760)

Earnings/(loss) per share
Basic	$0.37	$1.21	N/M (1)		$(0.02)

Diluted	$0.36	$1.14	N/M (1)		$(0.02)

Weighted average common shares outstanding
Basic	66,014	28,929	(28,929)		66,014

Diluted	67,205	30,677	(30,677)		67,205

(1)
Not meaningful.

See accompanying notes to unaudited pro forma condensed combined financial statements.

 GLOBAL CASH ACCESS HOLDINGS, INC.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve-month Period Ended September 30, 2014

	For the Trailing Twelve Months Ended September 30, 2014 Global Cash Access	For the Year Ended September 30, 2014 Multimedia Games	Pro Forma Adjustments	Note References	Pro Forma Combined
	(in thousands, except per share amounts)
Revenues	$581,454	$218,129	$—		$799,583

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	437,047	46,933	—		483,980
Operating expenses	81,085	58,720	(6,689)	2k	133,116
Research and development expenses	—	17,174	—		17,174
Depreciation	7,631	36,237	—		43,868
Amortization	11,089	7,151	—		18,240

Total costs and expenses	536,852	166,215	(6,689)		696,378

Operating income	44,602	51,914	6,689		103,205

Other income (expense)
Interest expense, net of interest income	(7,739)	(518)	(89,410)	2l, 2m, 2n	(97,667)
Loss on extinguishment of debt	—	—	(4,977)	2o	(4,977)
Other income, net of other expense	—	166	—		166

Total other income (expense)	(7,739)	(352)	(94,387)		(102,478)

Income from operations before tax	36,863	51,562	(87,698)		727
Income tax provision	13,270	19,633	(32,481)	2p	422

Net income	23,593	31,929	(55,217)		305
Foreign currency translation	(267)	—	—		(267)

Comprehensive income	$23,326	$31,929	$(55,217)		$38

Earnings per share
Basic	$0.36	$1.07	N/M (1)		$0.00

Diluted	$0.35	$1.02	N/M (1)		$0.00

Weighted average common shares outstanding
Basic	65,811	29,861	(29,861)		65,811

Diluted	67,119	31,269	(31,269)		67,119

(1)
Not meaningful.

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS

(in thousands, except per share data and as otherwise noted)

Note 1. Estimated Merger Consideration and Allocation Assumed in the Pro Forma.

              GCA will use proceeds from this offering (see Note 2 below), together with borrowings under the New Credit Facilities and cash on hand at closing of the Merger, to fund the cash obligations of the Merger Agreement, to repay the existing indebtedness of GCA and Multimedia Games, to pay related fees and expenses, and to provide cash for the combined company's ongoing working capital and general corporate needs.

              GCA has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the Multimedia Games assets to be acquired and liabilities to be assumed and the related allocations to such items, including goodwill, of the Merger consideration. Accordingly, assets and liabilities are presented in the pro forma financial information at their respective carrying amounts, which management believes is a reasonable estimate of fair value. The estimated goodwill included in the pro forma adjustments is calculated as the difference between the estimated Merger consideration expected to be transferred and the estimated fair values of the assets acquired and liabilities assumed. The following summarizes the estimated goodwill calculation as of September 30, 2014:

Estimated Merger consideration	$1,152,251
Less: Total assets acquired	(315,012)
Plus: Total liabilities assumed	70,654
Multimedia Games acquisition related expenses paid at close	8,564

Estimated goodwill	$916,457

              The final allocations of the Merger consideration may include (i) changes in historical carrying values of property and equipment, (ii) allocations to intangible assets such as trademarks and trade names, in-process research and development, developed technology and customer-related assets and (iii) other changes to assets and liabilities. The results may include the recording of deferred tax assets and liabilities, which are not reflected herein. In connection with the amount ultimately allocated to goodwill, a deferred tax liability would generally be recorded to the extent that the book basis exceeds the tax basis of such asset, and a deferred tax asset would generally be recorded to the extent that the tax basis exceeds the book basis of such asset. As a result, actual results will differ from this unaudited pro forma condensed combined financial information once GCA has determined the final Merger consideration, completed the detailed valuation analysis and calculations necessary to finalize the required purchase price allocations. The final allocations of the Merger consideration, which are expected to be determined subsequent to the closing of the Merger, may differ materially from the estimated allocations and unaudited pro forma condensed combined amounts included herein. These differences will materially increase the total amount of depreciation and amortization expense recognized, which will have a material impact on GCA's net income.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS (Continued)

(in thousands, except per share data and as otherwise noted)

Note 2. Reclassifications and Pro Forma Adjustments.

Unaudited Pro Forma Condensed Combined Balance Sheet

    Entries to record the estimated cash consideration and the reversal of Multimedia Games equity balances and the extinguishment of all of GCA's and Multimedia Games' existing debt held prior to the Merger.

    Item A

Gross cash proceeds from issuance of new term loan	$500,000
Gross cash proceeds from issuance of new senior secured notes	350,000
Gross cash proceeds from issuance of new senior unsecured notes	350,000
Gross cash proceeds from issuance of new revolver	10,000

Gross cash proceeds from issuance of new debt	$1,210,000
Less: Cash consideration paid to Multimedia Games common equity holders	(1,152,251)
Less: Estimated transaction fees and expenses(3)	(67,250)
Less: Extinguishment of GCA's and Multimedia Games' existing debt(2)	(121,643)

Total adjustment to cash and cash equivalents	$(131,144)

    Item B

Preliminary estimate of goodwill in Merger	$916,457

Total adjustment to goodwill	$916,457

    Item C

Deferred tax impact from extinguishment of debt issuance costs and payment of acquisition related expenses	$5,073

Total adjustment to deferred tax assets (non-current)	$5,073

    Item D

Preliminary estimate of debt issuance cost in merger	$41,500
Extinguishment of debt issuance cost related to outstanding debt at September 30, 2014(2)	(3,213)

Total adjustment to other assets, long-term	$38,287

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS (Continued)

(in thousands, except per share data and as otherwise noted)

    Item E

Issuance of new debt (current portion)(1)	$10,000
Extinguishment of outstanding debt at September 30, 2014 (current portion)(2)	(4,654)

Total adjustment to debt, current portion	$5,346

    Item F

Issuance of new debt (non-current portion)(1)	$1,200,000
Extinguishment of outstanding debt at September 30, 2014 (non-current portion)(2)	(116,989)

Total adjustment to debt, non-current portion	$1,083,011

    Item G

Elimination of Multimedia Games historical common stock	$(386)

Total adjustment to common stock	$(386)

    Item H

Elimination of Multimedia Games historical additional paid-in capital	$(148,828)

Total adjustment to additional paid-in capital	$(148,828)

    Item I

Elimination of Multimedia Games historical retained earnings	$(176,146)
Acquisition related expenses	(10,497)
Extinguishment of debt issuance cost related to outstanding debt at September 30, 2014(2)	(3,213)
Deferred tax impact of extinguishment of debt issuance costs and payment of acquisition related expenses	5,073

Total adjustment to retained earnings	$(184,783)

    Item J

Elimination of Multimedia Games historical treasury stock	$81,002

Total adjustment to treasury stock	$81,002

(1)
New debt consists of the $500.0 million new senior secured term loan, the $350.0 million new secured notes, the $350.0 million new unsecured notes and the $10.0 million on the new senior secured revolving credit facility.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS (Continued)

(in thousands, except per share data and as otherwise noted)

(2)
Extinguished debt consists of the $95.7 million balance outstanding on GCA's existing senior secured debt as well as $25.9 million on Multimedia Games' existing senior secured debt as of September 30, 2014.

(3)
Represents the estimated fees and expenses associated with this acquisition. A portion of these amounts of approximately $1.0 million and $5.7 million were previously accrued in the historical financial statements of both GCA and Multimedia Games, for the twelve months ended September 30, 2014, respectively. For purposes of these pro forma financial statements, the above amounts, along with the remaining amounts to be incurred through the date of closing, were assumed to be paid upon consummation of the transaction. As such, on a pro forma basis giving effect to the Merger for the twelve months ended September 30, 2014, the $6.7 million of acquisition related fees incurred to date were paid and recorded against the accrual amounts originally posted. For corresponding clarity, please refer to Item K as well as the specific adjustments in the pro forma financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations

    Item K

    Entry records the adjustment associated with the acquisition related expenses previously incurred and recorded in the historical financial statements for both GCA and Multimedia Games in the amounts of approximately $1.0 million and $6.7 million for the nine months ended September 30, 2014 and the twelve months ended September 30, 2014, respectively. There were no historical acquisition related expenses incurred for the year ended December 31, 2013. On a pro forma basis giving effect to the Merger, these one-time expenses should be excluded from the pro forma financial statements.

    Item L

    Entry records the increase in interest expense and amortization of loan fees arising from the amortization of estimated fees on the New Credit Facilities and the notes in order to finance the transaction. The pro forma assumes straight-line amortization of the fees over the respective terms of the notes.

	Quarterly Amortization	Year Ended December 31, 2013	Nine Months Ended September 30, 2014	Twelve Months Ended September 30, 2014
Amortization of financing fees	$1,643	$6,572	$4,929	$6,572

    This entry also takes into consideration the reduction in amortization of loan fees related to GCA's and Multimedia Games' existing senior secured debt as of the beginning of each period presented, which will be extinguished upon consummation of the Merger and issuance of the New Credit Facilities. The reduction in amortization of loan fees on the pre-acquisition debt for GCA and Multimedia Games was $1.5 million, $1.9 million and $2.0 million for the nine months ended September 30, 2014, the twelve months ended December 31, 2013 and trailing twelve months ended September 30, 2014, respectively.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS (Continued)

(in thousands, except per share data and as otherwise noted)

    Item M

    Entry records the decrease in interest income on invested cash balances used to effect the Merger as of January 1, 2013, January 1, 2013 and October 1, 2013, respectively. See Item A of this footnote 2 for a reconciliation of the cash balance on hand.

	Year Ended December 31, 2013(1)	Nine Months Ended September 30, 2014(2)	Twelve Months Ended September 30, 2014
GCA—historical interest income	$241	$865	$939
Multimedia Games—historical interest income	$321	$262	$412
Less interest income on combined cash balances used to fund cash obligations of the Merger	$321	$262	$412

(1)
GCA results are for its fiscal year ended December 31, 2013, while Multimedia Games results are for its fiscal year ended September 30, 2013.

(2)
GCA results are for its fiscal nine months ended September 30, 2014, while Multimedia Games results are for its fiscal nine months ended June 30, 2014.

    Item N

    Entry records interest expense on the debt facilities used to effect the Merger as of January 1, 2013, January 1, 2013 and October 1, 2013, respectively:

	Year Ended December 31, 2013	Nine Months Ended September 30, 2014	Twelve Months Ended September 30, 2014
Total interest expense	$89,863	$66,987	$89,863

    To pay the Merger consideration, to repay existing indebtedness of GCA and Multimedia Games and to pay related fees and expenses, we expect to incur approximately $1.2 billion of debt, with maturities ranging from five to seven years yielding an anticipated weighted average annual interest rate of approximately 7.46%.

    An increase or decrease of 0.25% in the assumed interest rate would impact interest expense by $3.2 million for the year ended December 31, 2013, by $3.7 million for the twelve months ended September 30, 2014 and by $2.8 million for the nine months ended September 30, 2014.

    This entry also takes into consideration the reduction in interest expense related to the outstanding existing senior secured debt of GCA and Multimedia Games as of the beginning of each period presented, which will be extinguished upon consummation of the Merger and issuance of the New Credit Facilities. The reduction in interest expense on the pre-Merger debt for GCA and Multimedia Games was $4.0 million, $7.3 million and $5.4 million for the nine months ended September 30, 2014, twelve months ended December 31, 2013 and trailing twelve months ended September 30, 2014, respectively.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

STATEMENTS (Continued)

(in thousands, except per share data and as otherwise noted)

    Item O

    This entry records the impact of writing off the outstanding balance of capitalized loan fees related to the outstanding existing senior secured debt of GCA and Multimedia Games as of the beginning of each period presented, which will be extinguished upon consummation of the Merger and issuance of the New Credit Facilities.

    Item P

    This entry records the estimated tax effect of all adjustments to the pro forma financial statements by applying an arithmetic average of the stand-alone effective tax rates.

QuickLinks

  Exhibit 99.2
Summary Consolidated Historical and Pro Forma Financial Data for GCA and Summary Consolidated Historical Financial Data for Multimedia Games
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
GLOBAL CASH ACCESS HOLDINGS, INC. Unaudited Pro Forma Condensed Combined Balance Sheets As of September 30, 2014
GLOBAL CASH ACCESS HOLDINGS, INC. Unaudited Pro Forma Condensed Combined Statement of Operations For the Nine Months Ended September 30, 2014
GLOBAL CASH ACCESS HOLDINGS, INC. Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2013
GLOBAL CASH ACCESS HOLDINGS, INC. Unaudited Pro Forma Condensed Combined Statement of Operations For the Twelve-month Period Ended September 30, 2014
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (in thousands, except per share data and as otherwise noted)